Exhibit  23.1  Consent  of  Independent  Auditors

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No 333-91043, 333-60920 and 333-88070) pertaining to the 1999, 2000,
2001 and 2002 Incentive Stock Option Plans As Amended, of our report dated February 24, 2003, with respect to the consolidated financial statements of Stockgroup Information Systems, Inc. in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.



                                                 /s/  ERNST  &  YOUNG  LLP
Vancouver,  Canada,
March  21,  2003                                Chartered  Accountants